Exhibit 10.5

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of the [●] day of [●], 2024, by and between XTI Aerospace, Inc. (formerly Inpixon), a Nevada corporation (the “Company”), and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. Prior to the date hereof, the Holder acquired certain warrants to purchase shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), as described on the signature page of the Holder attached hereto, including Annex A hereto (the “Existing Warrants”).

B. The Company and the Holder desire to exchange (collectively, the “Exchange”) the Existing Warrants for such aggregate number of shares of Common Stock as set forth on the signature page of the Holder attached hereto (collectively, the “Exchange Shares”). The Exchange Shares and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

C. The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange. On or prior to the second (2nd) Trading Day (as defined in the Existing Warrants) after the date hereof (the “Closing Date”), pursuant to Section 3(a)(9) of the 1933 Act, the Holder hereby agrees to exchange the Existing Warrants for the Exchange Shares and the Company hereby agrees to issue the Exchange Shares to the Holder in exchange for the Existing Warrants. On the Closing Date, in exchange for the Existing Warrants, the Company shall deliver the Exchange Shares to the Holder by deposit/withdrawal at custodian in accordance with the instructions set forth on the signature page of the Holder attached hereto, which Exchange Shares shall be issued without restricted legend and shall be freely tradable by the Holder. Upon consummation of the Exchange, the Existing Warrants shall be automatically cancelled without any further action of the Company or the Holder.

2. Company’s Representations and Warranties. As of the date hereof:

2.1 Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Exchange Documents. Other than the Persons (as defined below) listed in the Company’s filings with the SEC, the Company has no Subsidiaries. “Subsidiaries” means any “significant subsidiary” of the Company as such term is defined in Section 1.02(w) of Regulation S-X, and each of the foregoing, is individually referred to herein as a “Subsidiary.” For purposes of this Agreement, (x) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof and (y) “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

2.2 Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Exchange (including, without limitation, the issuance of the Exchange Shares). The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchange Shares, has been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3 No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchange Shares) will not (i) result in a violation of the articles of incorporation, bylaws or any other organizational documents of the Company or any of its Subsidiaries or any capital stock of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (or such other principal Trading Market (as defined in the Existing Warrants) on which the Common Stock is then list for trading, the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations would not reasonably be expected to have a Material Adverse Effect.

2.4 No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the Securities and Exchange Commission (the “SEC”) of a Form D with the SEC, any other filings as may be required by any state securities agencies, filing of a listing of additional shares notification with the Principal Market in respect of the Exchange Shares, if applicable) any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. Except as disclosed in the Company’s filings with the SEC, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

2.5 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Exchange Shares is exempt from registration under the 1933 Act pursuant to the exemption provided by Section 3(a)(9) thereof.

2.6 Status of Existing Warrants; Issuance of Exchange Shares. By virtue of Rule 3(a)(9) under the 1933 Act, each of the Exchange Shares shall not bear any restrictive legend and shall be freely tradeable by the Holder. Upon issuance in accordance herewith, the Exchange Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) imposed by the Company respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

3. Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder represents, warrants and covenants with and to the Company as follows:

3.1 Reliance on Exemptions. The Holder understands that the Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Shares.

3.2 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Shares or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares.

3.3 Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.4 No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder, if any entity, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

3.5 Investment Risk; Sophistication. The Holder is acquiring the Exchange Shares hereunder in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the 1933 Act.

3.6 Ownership of Existing Warrants. The Holder owns the Existing Warrants free and clear of any Liens (other than the obligations pursuant to this Agreement and applicable securities laws and/or any pledge in the ordinary course of business in connection with a bona fide margin account).

4. Disclosure of Exchange. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first Business Day (as defined in the Existing Warrants) after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion). To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

5. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchange Shares may be tacked onto the holding period of the Existing Warrants, and the Company agrees not to take a position contrary to this Section 5. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) (i) upon issuance in accordance with the terms hereof, the Exchange Shares are, as of the date hereof, eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Exchange Shares becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iii) in connection with any resale of any Exchange Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such Exchange Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of Exchange Shares in accordance herewith.

6. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7. Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that facsimile or PDF signature pages shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile or PDF signature.

8. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

9. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

10. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the hereof.

14. Notices. Any notice or other communication required or permitted under this Agreement must be in writing and must be given by (a) certified or registered mail, (b) recognized commercial overnight courier, (c) facsimile transmission with a confirming copy by certified mail or recognized commercial overnight courier, or (d) e-mail with a confirming copy by certified or registered mail or recognized commercial overnight courier, all addressed as follows:

(i) If to the Company, to its address, e-mail address and facsimile number set forth on the signature page of the Company, with copies to the Company’s representatives set forth on the signature page of the Company or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

(ii) If to the Holder, to its address, e-mail address and facsimile number set forth on the signature page of the Holder, with copies to the Holder’s representatives set forth on the signature page of the Holder or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

15. Remedies. The Holder shall have all rights and remedies set forth in the Exchange Documents. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Holder. The Company therefore agrees that the Holder shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

16. Survival. The representations and warranties of the Company and the Holder contained herein and the agreements and covenants set forth herein shall survive the closing of the transactions contemplated hereby, including, without limitation, the delivery and issuance of the Exchange Shares.

17. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their affiliates and Persons acting on their behalf solely with respect to the Existing Warrants, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

18. No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission or other remuneration, directly or indirectly, for soliciting the Exchange.

19. Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Company does not deliver the Exchange Shares to the Holder in accordance with Section 1 hereof on the Closing Date, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Trading Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Existing Warrants shall not be terminated hereunder and shall remain outstanding as if this Agreement never existed.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

XTI AEROSPACE, INC.

Name:
Title:

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

Address for Notices:

______________________

______________________

______________________

Attn: ______________________
E-mail: ______________________

DTC Delivery Information:

______________________________

______________________________

______________________________

HOLDER:

______________________

By: ______________________

Name: ______________________

Title: ______________________

Number of Existing Warrant Shares issuable upon exercise of the Existing Warrants as of the Closing Date (without regard to any limitations on exercise)**:

_________________

Number of Exchange Shares to be issued in the Exchange:

_____________________[1]

**As more fully described on Annex A attached hereto

[1]	NTD: Number of Exchange Shares will be equal to the Number of Existing Warrant Shares multiplied by 0.70.

Annex A

List of Exchange Warrants

Description	Quantity	Expiration Date	Strike Price
XTI Aerospace Warrants	[●]	May 17, 2024	$7.324
TOTAL	[●]